Exhibit 99.1

Premier Energy Corp. Appoints New CEO and Director

New York, NY, Oct. 20, 2008 – Premier Energy Corp. (OTCBB: PNRC and Frankfurt Stock Exchange), announced today that it has entered into an Employment Agreement with Dr. Anton Prodanovic to become CEO and a Director of Premier Energy Corp. replacing Michael Yuster who remains as Chairman and Director.

Dr. Prodanovic had a 16-year career at Mobil Corporation in many positions including president of PegaStar Neftegaz LLC, Mobil-Texaco-Rosneft Joint Operating Co. in Dallas, Moscow and Sakhalin.

Dr. Prodanovic is looking forward to guiding Premier Energy in its quest to acquire oil and gas properties in both the United States and Europe.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. No agreements may ever be finalized. Trading in oil and gas futures has been volatile and uncertain. There is substantial risk in drilling for hydrocarbons.

Contact: Dr. Anton Prodanovic,

214-208-3283